CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




FIRST INVESTORS TAX-EXEMPT MONEY MARKET FUND, INC.
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File Nos. 002-82572 and 811-03690) of our report dated February 1, 2005 relating to the December 31, 2004 financial statements of First Investors Tax-Exempt Money Market Fund, Inc., which are included in said Registration Statement.



                                            /s/Tait, Weller & Baker

                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 28, 2005